UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Mistras Group, Inc. (“Mistras” or the “Company”) finalized changes to the Company’s equity incentive compensation plan for its named executive officers and approved the final target awards for 2021.

Under the plan, each named executive officer has a target number of performance-based restricted stock units (“PRSUs”) he can earn, which is based upon a percentage of his base salary. At the end of the performance period, the PRSUs earned will paid in time-based restricted stock units (“RSUs”), which become shares of the Company’s common stock upon vesting. The number of RSUs earned will depend upon how well the Company performs on the performance metrics. The performance metrics and weighting are the following:

Metric	Weighting
Free Cash Flow	25%
Adjusted EBITDA	25%
Total Shareholder Return	30%
Time-Based	20%

The following is a description of each metric

Free Cash Flow: net cash provided by operating activities less purchases of property, plant, equipment and intangible assets and is subject to adjustments as approved by the Committee.

Adjusted EBITDA: net income attributable to the Company plus: (a) interest expense, (b) provision for income taxes, (c) depreciation and amortization, (d) share-based compensation expense, (e) certain acquisition related costs subject to approval by the Committee (including transaction due diligence costs and adjustments to the fair value of contingent consideration), (f) foreign exchange (gain) loss, (g) non-cash impairment charges and (h) certain additional special items approved by the Committee.

Total Shareholder Return: Measures the total return to shareholders of the Company during 2021 versus the total return to the shareholders of 17 companies in a peer group that provide inspection, testing, certification or similar industrial services. The return will be measured by the year over year percent change in share price. The share prices used to calculate the return are the average share price during the 20-trading day period ending on the initial measurement date (the last 20 trading days of 2020), compared to the average share price during the 20-trading day period ending on the final measurement date (the last 20 trading days of 2021). Any cash dividends or distributions paid in 2021 will be added to calculate the return to shareholders during the year.

Time-Based: RSUs awarded immediately with no performance requirements.

The RSUs received as payment for PRSUs earned will vest 25% on the anniversary of the filing of the Company’s 2021 Annual Report on Form 10-K with the SEC, then 25% on December 31, 2023, 2024 and 2025. The time-based RSUs will vest 25% per year on each anniversary of the award (March 24, 2022, 2023, 2024 and 2025).

If the Company performs at target for a specific metric, the executive will receive 100% of his target award for that metric. Each executive officer can earn between 0% and 200% of his target award, based upon performance. If the performance is below a minimum threshold for a metric, no award will be earned for that metric. The following are the target levels for each metric and how much can be earned.

	Adjusted EBITDA and Free Cash Flow		TSR
	Percent of Target Performance Achieved	Percent of Target Award Earned	Percentile of TSR Compared to Peers	Percent of Target Award Earned
Threshold Performance	80%	50%	30th	30%
Target	100%	100%	50th	100%
Maximum	120%	200%	90th	200%

Each executive is awarded PRSUs at the beginning of the period, which is the target award for that individual. The target award is the number of PRSUs determined based upon a percentage of the individual’s base salary, divided by the average of the high and low trading prices of the Company’s common stock during the three-trading day period beginning on the third trading day after Mistras released its 2020 results. The share price used to determine the target number of PRSUs and time-based RSUs was $10.95, based on the high and low average during the three-trading day period of March 19, 22 and 23, 2021. The Committee chair has discretion to adjust the target award levels to account for changes in an officer’s base salary.

The following are the target award levels for each of the Company’s named executive officers as a percentage of his base salary and the number of PRSUs and time-based RSUs awarded to each of them.:

Executive	Base Salary	Target as a Percent of Base Salary	Total Award Potential	Target PRSU Award	Time-Based RSUs
Dennis Bertolotti	$525,000	200%	95,890	76,712	19,178
Edward Prajzner	350,000	95%	30,365	24,292	6,073
Jonathan Wolk	425,400	125%	48,562	38,850	9,712
Michael Lange	280,000	110%	28,128	22,502	5,626
Michael Keefe	306,100	80%	22,363	17,890	4,473

The following is the list of the peer group which will be used to determine TSR:

Aegion Corporation (NasdaqGS:AEGN)	Archrock, Inc. (NYSE: AROC)
CECO Environmental Corp. (NasdaqGS:CECE)	CIRCOR International, Inc. (NYSE: CIR)
Columbus McKinnon Corporation (NasdaqGS:CMCO)	DMC Global Inc. (NasdaqGS:BOOM)
DXP Enterprises, Inc. (NasdaqGS:DXPE)	Enerpac Tool Group Corp. (NYSE: EPAC)
Forum Energy Technologies, Inc. (NYSE: FET)	Helix Energy Solutions Group, Inc. (NYSE: HLX)
Matrix Service Company (NasdaqGS:MTRX)	MYR Group Inc. (NasdaqGS:MYRG)
Oceaneering International, Inc. (NYSE: OII)	Oil States International, Inc. (NYSE: OIS)
SEACOR Holdings Inc. (NYSE: CKH)	Team, Inc. (NYSE: TISI)
The Hackett Group, Inc. (NasdaqGS:HCKT)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: March 29, 2021	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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